Exhibit 99.1

RXO Announces Upsizing and Pricing of Common Stock Offering Associated with Financing Acquisition of Coyote Logistics from UPS

CHARLOTTE, N.C. — September 9, 2024 — RXO (NYSE: RXO), a leading provider of asset-light transportation solutions, today announced that is has upsized its previously announced public offering of common stock to $500 million in total gross proceeds, pricing 19,230,770 shares of its common stock at a price of $26.00 per share. The offering is expected to close on September 11, 2024, subject to customary closing conditions.

RXO has granted the underwriters of the offering an option to purchase up to an additional 2,884,615 shares of common stock at the public offering price less underwriting discounts and commissions.

RXO intends to use the net proceeds from the offering to finance a portion of the pending acquisition of Coyote Logistics, UPS’s technology-driven, asset-light freight brokerage business. The offering is not contingent on the consummation of the acquisition. RXO expects that the acquisition will be consummated by September 20, 2024. If the acquisition is not consummated, RXO intends to use the net proceeds from the offering for general corporate purposes.

Goldman Sachs & Co. LLC, BofA Securities, Citigroup and Morgan Stanley are the joint lead book-running managers for the offering. Barclays, Wells Fargo Securities and Scotiabank are also joint book-running managers for the offering and BTIG, Regions Securities LLC, KeyBanc Capital Markets, Baird, Raymond James, Stephens Inc., Stifel, Wolfe Capital Markets and Advisory, Oppenheimer & Co.,The Benchmark Company and Thompson Davis are co-managers for the offering.

The offering of common stock is being made by means of a prospectus supplement under RXO’s effective registration statement on Form S-3, as filed with the Securities and Exchange Commission (“SEC”).

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This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering may be made only by means of a prospectus supplement relating to such offering and the accompanying prospectus. Copies of the final prospectus supplement for the offering and the accompanying prospectus can be obtained from:

•	Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or by e-mail at prospectus-ny@ny.email.gs.com;

•	BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com;

•	Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); or

•	Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

About RXO

RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C.

Forward-looking Statements

This press release includes forward-looking statements, including statements relating to the potential transaction, including the expected time period to consummate the potential transaction, the use of proceeds of the offering and the anticipated closing of the offering. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: potential delays in consummating the potential transaction; RXO’s ability to integrate the operations of Coyote Logistics in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized on the anticipated terms and within the expected time period; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; risks that the anticipated tax treatment of the potential transaction is not obtained; unforeseen or unknown liabilities; customer, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; potential litigation relating to the potential transaction that could be instituted against RXO or its directors; the possibility that the potential transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency or completion of the potential transaction on the parties’ business relationships and business generally; risks that the potential transaction disrupts current plans and operations of RXO and potential difficulties in employee retention and hiring as a result of the potential transaction, as well as the risk of disruption of RXO’s or Coyote Logistics’ management, including the diversion of management’s time and attention to completion of the proposed transaction and integration matters, and business disruption during the pendency of, or following, the potential transaction; certain restrictions during the pendency of the proposed transaction that may impact RXO’s and Coyote Logistics’ ability to pursue certain business opportunities or strategic transactions; negative effects of this announcement, and the pendency or completion of the potential transaction on the market price of RXO’s common stock and/or operating results; rating agency actions and RXO’s ability to access short- and long-term debt and equity markets on a timely and affordable basis; the risk that actual results of the acquired business may differ materially from preliminary results; and the risks described in Part I, Item 1A “Risk Factors” of RXO’s Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings with the SEC. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Media
Erin Kelly

erin.kelly@rxo.com

Investor Contact
Kevin Sterling

kevin.sterling@rxo.com